Exhibit 99.1

Contact:
Rod Hise
The Luminis Group Ltd.
for Third Wave Technologies Inc.
608 807-4607

For Immediate Release

Third Wave Reports Continued Clinical Revenue Growth in First Quarter

MADISON, Wis., May 3, 2007—Third Wave Technologies Inc. (NASDAQ: TWTI) today announced its financial results for the quarter ended March 31, 2007.

        Third Wave reported clinical molecular diagnostic revenue of $6.0 million for the first quarter of 2007, an increase of 27% from the same period of 2006. It was the sixth consecutive quarter of sequential growth in the company’s clinical revenue. Third Wave reported research revenue of $569,000 for the quarter ended March 31, 2007, generated primarily by its Agbio business. The first quarter of 2006 was the last in which the company received substantial Japanese research revenue. The company’s total revenue for the quarter ended March 31, 2007, was $6.7 million.

        Third Wave reported net income of $4.8 million, or $0.11 per diluted share, for the first quarter of 2007. On a pro-forma basis, the company reported a net loss of $6.0 million, or ($0.14) a share, for the quarter. The company had a net loss of $4.4 million, or ($0.11) a share, for the same period of 2006. Third Wave’s pro-forma net loss for the first quarter of 2007 excludes a one-time, $10.75-million payment from Stratagene Corp. as part of the previously announced settlement of litigation by the two companies.

        Third Wave reported gross margins of 70% for the quarter ended March 31, 2007, compared to gross margins of 73% and 69% for the prior-year quarter and previous quarter, respectively. The company anticipates that gross margins will grow to 74% or more during the second half of 2007. Total operating expenses for the first quarter of 2007 were $13.0 million, compared to $12.6 million for the same period of 2006.

        Third Wave ended the first quarter of 2007 with cash, cash equivalents and short-term investments of $47.1 million, compared to $44.2 million at Dec. 31, 2006.

        “Third Wave remains focused on its key priorities for 2007 and we demonstrated our continuing ability to execute on those objectives during the first quarter,” said Kevin T. Conroy, president and chief executive of Third Wave. “Clinical molecular diagnostic revenue continues to grow nicely, with an ongoing increase in our customer base. We continue to make a significant investment in the clinical trials for our HPV products, which can be seen in our research and development expenses for the quarter. The clinical trials continue to progress very well and we anticipate that the investment we are making in bringing these products to market will generate significant value for our shareholders.”

2007 Outlook Update

        Third Wave reaffirms its previously announced guidance for 2007 of $26-28 million in clinical molecular diagnostic revenue and $31-33 million in total revenue.

Conference Call & Webcast with PowerPoint Presentation

        Company management will host a conference call and webcast on Thursday, May 3, 2007, at 10 a.m. EDT to discuss first-quarter 2007 results. The webcast will include a PowerPoint slide presentation highlighting the company’s first-quarter accomplishments and ongoing corporate activities. The webcast will be available at www.twt.com. Domestic callers should dial (800) 322-5044 and international callers should dial (617) 614-4927. The access code for both domestic and international callers is 93152815. Please dial in five to 10 minutes prior to the start of conference call. A replay of the conference call will be available at the company’s website. The conference call, webcast and replay are open to all interested parties.

About Third Wave Technologies

        Third Wave develops and markets molecular diagnostic reagents for a variety of DNA and RNA analysis applications to meet the needs of our customers. The company offers a number of products based on its Invader® chemistry for clinical testing. Third Wave offers in vitro diagnostic kits, and analyte specific, general purpose, and research use only reagents for nucleic acid analysis. For more information about Third Wave and its products, please visit the company’s website at www.twt.com.

All statements in this news release that are not historical are forward- looking statements within the meaning of the Securities Exchange Act of 1934 as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for Third Wave from those projected. Those factors include risks and uncertainties relating to technological approaches of Third Wave and its competitors, product development, manufacturing, market acceptance, cost and pricing of Third Wave products, dependence on collaborative partners and commercial customers, successful performance under collaborative and commercial agreements, competition, the strength of the Third Wave intellectual property, the intellectual property of others and other risk factors identified in the documents Third Wave has filed, or will file, with the Securities and Exchange Commission. Copies of the Third Wave filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov . Third Wave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Third Wave’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Third Wave Technologies, Invader and the Third Wave logo are trademarks of Third Wave Technologies, Inc.

Third Wave Technologies, Inc
Statements of Operations
(In thousands, except for per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Clinical Product	$ 5,973	$ 4,710
Research Product	569	2,996
License & royalty	171	27
Grant	0	142

	6,713	7,875

Operating expenses:
Cost of goods sold
Product cost of goods sold	1,312	1,470
Intangible and long-term asset amortization	705	693

Total cost of goods sold	2,017	2,163

Research and development	5,109	2,302
Selling and marketing	2,603	3,029
General and administrative	2,886	4,061
Litigation	406	1,002

	11,004	10,394

Total operating expenses	13,021	12,557

Loss from operations	(6,308)	(4,682)

Other income (expense):
Interest income	531	373
Interest expense	(301)	(55)
Other	10,748	(19)

	10,978	299

Net income (loss) before taxes and minority interest	$ 4,670	($ 4,383)

Minority interest in subsidiary	96	—

Net income (loss)	$ 4,766	($ 4,383)

Net income (loss) per share, basic	$ 0.11	($ 0.11)
Net income (loss) per share, diluted	$ 0.11	($ 0.11)

Weighted average shares outstanding, basic	42,025	41,311
Weighted average shares outstanding, diluted	43,884	41,311

Third Wave Technologies, Inc
Balance Sheets
(In thousands)

	(Unaudited) March 31, 2007	December 31, 2006
Assets:
Cash, cash equivalents, and short-term investments	$47,111	$44,199
Other current assets	9,675	8,734
Equipment and leasehold improvements, net	3,989	4,222
Intangible assets, net of amortization	1,735	2,136
Goodwill and indefinite lived intangible assets	490	490
Other assets	4,625	4,453

Total assets	$67,625	$64,234

Liabilities and shareholders' equity
Accounts payable, accrued expenses and other liabilities	$14,367	$17,177
Deferred revenue	0	145
Debt	15,865	15,774
Minority interest in subsidiary	373	465
Shareholders' equity	37,020	30,673

Total liabilities and shareholders' equity	$67,625	$64,234

Third Wave Technologies, Inc
Statements of Operations
(In thousands, except for per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2007	Adjustments (1)	2007 Pro forma (2)	2006
Revenues:
Clinical Product	$5,973	$0	$5,973	$4,710
Research Product	569	0	569	2,996
License & royalty	171	0	171	27
Grant	0	0	0	142

	6,713	0	6,713	7,875

Operating expenses:
Cost of goods sold
Product cost of goods sold	1,312	0	1,312	1,470
Intangible and long-term asset amortization	705	0	705	693

Total cost of goods sold	2,017	0	2,017	2,163

Research and development	5,109	0	5,109	2,302
Selling and marketing	2,603	0	2,603	3,029
General and administrative	2,886	0	2,886	4,061
Litigation	406	0	406	1,002

	11,004	0	11,004	10,394

Total operating expenses	13,021	0	13,021	12,557

Loss from operations	(6,308)	0	(6,308)	(4,682)

Other income (expense):
Interest income	531	0	531	373
Interest expense	(301)	0	(301)	(55)
Other	10,748	(10,750)	(2)	(19)

	10,978	(10,750)	228	299

Net income (loss) before taxes and minority interest	$4,670	($10,750)	($6,080)	($4,383)

Minority interest in subsidiary	96	—	96	—

Net income (loss)	$4,766	($10,750)	($5,984)	($4,383)

Net income (loss) per share, basic	$0.11	($0.26)	($0.14)	($0.11)
Net income (loss) per share, diluted	$0.11	($0.24)	($0.14)	($0.11)

Weighted average shares outstanding, basic	42,025	42,025	42,025	41,311
Weighted average shares outstanding, diluted	43,884	43,884	42,025	41,311

(1)	Represents amount received from Stratagene Corporation as part of the settlement of patent litigation
(2)	2007 Pro-forma figures reflect the net loss that would have been recognized if the proceeds from the settlement of patent litigation had not been received. The Company presents these non-GAAP financial measures to provide comparability to 2006.